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                                    FORM 8-A


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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                          CTRIP.COM INTERNATIONAL, LTD.
             (Exact name of registrant as specified in its charter)

             CAYMAN ISLANDS                            NOT APPLICABLE
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                               3F, BUILDING 63-64
                              NO. 421 HONG CAO ROAD
                   SHANGHAI 200233, PEOPLE'S REPUBLIC OF CHINA
                                (8621) 3406-4880
                          (Address, including ZIP Code
                 of registrant's of Principal Executive Offices)

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If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


Securities to be registered pursuant to Section 12(b) of the Act:



  Title of each class                       Name of exchange on which each
  to be so registered                         class is to be registered
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
        NONE                                            NONE


Securities Act registration statement file number to which this form relates:
333-110455


Securities to be registered pursuant to Section 12(g) of the Act:

                  ORDINARY SHARES, PAR VALUE US$0.01 PER SHARE*
                (NOT FOR TRADING; BUT ONLY IN CONNECTION WITH THE
                           AMERICAN DEPOSITARY SHARES)
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                                (Title of Class)

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* American Depositary Shares representing the Ordinary Shares are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 and accordingly are exempt from registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to rule 12g3-2(c) thereunder.
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Item 1. Description of Registrant's Securities to be Registered.

     Descriptions of the Ordinary Shares and American Depositary Shares to be registered hereunder are contained in the sections entitled "Description of Share Capital," "Description of American Depositary Shares" and "Taxation" in the Preliminary Prospectus included in the Registrant's Registration Statement on Form F-1 (Registration No. 333-110455), as amended, originally filed with the Securities and Exchange Commission on November 13, 2003 (the "F-1 Registration Statement") under the Securities Act of 1933, as amended, and are incorporated herein by reference.


Item 2. Exhibits

     The documents listed below are filed as exhibits to this Registration
Statement:


Exhibit No.
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
   3.2*        Form of Amended and Restated Memorandum and Articles of
               Association of the Registrant.

   4.3* Form of Deposit Agreement by and among the Registrant, The Bank of New York and the holders and beneficial owners of American
               Depositary Shares evidenced by American Depositary Receipts issued thereunder.

   4.2*        Registrant's specimen certificate for Ordinary Shares.

* Incorporated by reference to the Exhibits of the same number to the Registrant's F-1 Registration Statement.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       CTRIP.COM INTERNATIONAL, LTD.



Dated: November 25, 2003               By: /s/ Neil Nanpeng Shen
                                           -------------------------------------
                                           Neil Nanpeng Shen
                                           President and Chief Financial Officer
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                                  EXHIBIT INDEX

Exhibit No.
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
   3.2*        Form of Amended and Restated Memorandum and Articles of
               Association of the Registrant.

   4.3* Form of Deposit Agreement by and among the Registrant, The Bank of New York and the holders and beneficial owners of American
               Depositary Shares evidenced by American Depositary Receipts issued thereunder.

   4.2*        Registrant's specimen certificate for Ordinary Shares.

* Incorporated by reference to the Exhibits of the same number to the Registrant's Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission on November 13, 2003.